EXHIBIT 23
CONSENT OF WIPFLI LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 33-62241 of Form S-8 on our report dated June 10, 2011 relating to the financial statements and financial statement schedules of the Badger Meter Employee Savings and Stock Ownership Plan, included in this Annual Report on Form 11-K of the Badger Meter Employee Savings and Stock Ownership Plan for the year ended December 31, 2010.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 10, 2011